                                                                    EXHIBIT 11.1

                       AMERICAN COIN MERCHANDISING, INC.
                    COMPUTATION OF PER SHARE (LOSS) EARNINGS

                                                     THREE MONTHS ENDED            YEAR ENDED
                                                         DECEMBER 31,              DECEMBER 31,
                                                      1999         1998        1999           1998
                                                  -----------  -----------  -----------   -----------
Net (loss) earnings.............................  $   400,000  $   434,000  $(4,506,000)  $ 3,898,000
                                                  ===========  ===========  ===========   ===========

Common shares outstanding at beginning of
   period.......................................    6,475,069    6,470,403    6,475,069     6,452,904

     Effect of shares issued during the period..           56        1,348           14        14,088
                                                  -----------  -----------  -----------   -----------

Basic weighted average common shares............    6,475,125    6,471,751    6,475,083     6,466,992

Incremental shares from assumed conversions:

     Stock options..............................         --         97,132         --         220,334
     Warrants...................................         --         11,044         --          25,869
                                                  -----------  -----------  -----------   -----------

Diluted weighted average common shares..........    6,475,125    6,579,927    6,475,083     6,713,195
                                                  ===========  ===========  ===========   ===========

     Basic (loss) earnings per share............  $      0.06  $      0.07  $     (0.70)  $      0.60
                                                  ===========  ===========  ===========   ===========

     Diluted (loss) earnings per share..........         0.06         0.07        (0.70)         0.58
                                                  ===========  ===========  ===========   ===========